CODE OF BUSINESS CONDUCT AND ETHICS Approved by Supervisory Board on 16 12 2025 Page 1 of 8 CONTENTS 1. INTRODUCTION ............................................................................................................................ 2 2. Purpose and Scope ....................................................................................................................... 2 3. Core Values .................................................................................................................................... 2 4. Compliance with Laws and Regulations ...................................................................................... 2 5. Ethical Business Practices ............................................................................................................. 3 5.1 Anti-Bribery and Corruption ............................................................................................. 3 5.1.1 BUSINESS HOSPITALITY, TRAVEL, MEALS and GIFTS ................................................... 3 5.2 Fair Competition ................................................................................................................... 3 5.3 Conflicts of Interest ............................................................................................................... 3 5.3.1 GENERAL ........................................................................................................................... 3 5.3.2 IN RELATION TO A MEMBER OF THE SUPERVISORY BOARD OR MEMBER OF THE MANAGEMENT BOARD ................................................................................................................ 4 5.3.3 BUSINESS RELATIONSHIPS WITH THIRD PARTIES ........................................................ 4 5.3.4 CORPORATE OPPORTUNITIES ............................................................................................. 4 6. Human Rights and Labor Practices .............................................................................................. 5 6.1 Anti-Slavery and Human Trafficking ..................................................................................... 5 6.2 Child Labor ............................................................................................................................ 5 6.3 Non-Discrimination and Harassment .................................................................................. 5 7. Environmental Stewardship ......................................................................................................... 6 8. Health and Safety .......................................................................................................................... 6 9. Protection of Company Assets ...................................................................................................... 6 10. Confidentiality and Data Protection ............................................................................................. 6 11. OUTSIDE DIRECTORSHIPS AND OTHER OUTSIDE ACTIVITIES.................................................. 7 12. Charitable Contributions and Fund-Matching ............................................................................. 7 13. Reporting Violations and Whistleblower Protection .................................................................... 7 14. Compliance and Monitoring ......................................................................................................... 8

CODE OF BUSINESS CONDUCT AND ETHICS Approved by Supervisory Board on 16 12 2025 Page 2 of 8 1. INTRODUCTION At CMB.TECH NV and its subsidiaries ("the Company"), we are dedicated to conducting our business with integrity, transparency, and respect for all stakeholders. This Code of Business Conduct and Ethics ("the Code") serves as a compass for ethical decision-making and sets forth the standards of behavior. By adhering to this Code, we uphold our commitment to ethical excellence and foster a culture of trust and accountability. 2. PURPOSE AND SCOPE The purpose of this Code is to: • Define Ethical Standards: Establish clear expectations for professional conduct and decision-making. • Ensure Compliance: Align our operations with applicable laws, regulations, and industry standards. • Promote Integrity: Encourage honest and ethical behavior in all business activities. • Protect the Company’s Reputation: Maintain the trust of our customers, partners, employees, and the communities we serve. This Code applies to all employees, consultants, officers, directors, and agents (“the Relevant Person(s)”) of CMB.TECH NV and its subsidiaries, regardless of location. 3. CORE VALUES Our core values guide our actions and decisions: • Integrity: We act honestly and uphold the highest ethical standards. • Respect: We treat everyone with dignity and value diverse perspectives. • Responsibility: We are accountable for our actions and their impact on society and the environment. • Excellence: We strive for quality and continuous improvement in all we do. 4. COMPLIANCE WITH LAWS AND REGULATIONS We are committed to comply with all applicable laws, regulations, and internal policies. Relevant Persons are expected to understand and adhere to the legal requirements relevant to their roles and seek guidance when necessary. Our expectations for each and every Relevant Person are outlined in this Code. These guidelines are in line with: o United Nations Global Compact’s Ten Principles o United Nations Guiding Principles on Business and Human Rights o International Labour Organization (ILO) Conventions

CODE OF BUSINESS CONDUCT AND ETHICS Approved by Supervisory Board on 16 12 2025 Page 3 of 8 o OECD Guidelines for Multinational Enterprises on Responsible Business Conduct The “Principles of Conduct for Third Parties” outline the expectations we have for all entities with whom we do business. These principles are aligned with this Code of Conduct. 5. ETHICAL BUSINESS PRACTICES 5.1 ANTI-BRIBERY AND CORRUPTION We prohibit all forms of bribery and corruption. Relevant Persons must not offer, give, solicit, or accept any form of bribe or improper payment. All business dealings should be transparent and accurately documented. 5.1.1 BUSINESS HOSPITALITY, TRAVEL, MEALS AND GIFTS Entertainment, meals, travel or gifts towards Third Party must be modest, reasonable, and related to legitimate business purposes. They must never intend to influence decisions or create obligations. Relevant Persons must properly document these expenses and comply with Anti- Corruption Policy. When in doubt, Relevant Persons must seek guidance or avoid the expense. 5.2 FAIR COMPETITION We are committed to fair and open competition. Relevant Persons must not engage in practices that unlawfully restrict competition or violate antitrust laws, i.e. share with a competitor competitively sensitive information, such as information about current and future prices, costs, strategies, customers or suppliers. Receiving such information from a competitor is also illegal. Such prohibition also applies when we participate in trade associations or joint ventures with competitors. 5.3 CONFLICTS OF INTEREST Relevant Persons must avoid situations where personal interests conflict with the interests of the Company. Any potential conflicts should be disclosed to management. 5.3.1 GENERAL Every Relevant Person should avoid any conflict between his/her own interests and the interests of the Company, especially when dealing with suppliers, customers, and other third parties, and in the conduct of his/her personal affairs, including transactions in securities of the Company. A conflict of interest occurs when a Relevant Person’s private interests interfere with the interests of the Company as a whole. While it is not possible to describe every situation in which a conflict

CODE OF BUSINESS CONDUCT AND ETHICS Approved by Supervisory Board on 16 12 2025 Page 4 of 8 of interest may arise, Relevant Persons must never use or attempt to use their position with the Company to obtain improper personal benefits for themselves or for members of their families. Any Relevant Person who is aware of a conflict of interest, or the appearance of a conflict of interest, or is concerned that a conflict might develop, should report and discuss the matter with the head of department or the Legal Director. Any of these shall report to and consult the Chairman of the Corporate Governance and Nomination Committee immediately in the event of any conflict of interest apparently arising within the Company. The Corporate Governance and Nomination Committee shall have the responsibility to determine whether a conflict of interest exists, and it may establish procedures to arrive at its conclusion and to approve or reject, or otherwise resolve, a potential conflict of interest. 5.3.2 IN RELATION TO A MEMBER OF THE SUPERVISORY BOARD OR MEMBER OF THE MANAGEMENT BOARD Any conflict of interest question involving one or more of the Company’s members of the Supervisory Board and/or members of the Management Board, shall be resolved according to the applicable provisions of the Belgian Companies Code, with the assistance of the Corporate Governance and Nomination Committee where required. 5.3.3 BUSINESS RELATIONSHIPS WITH THIRD PARTIES Business relationships with third parties shall be governed solely by objective criteria. Suppliers shall be selected only on the basis of price, quality, reliability, technological standard, product suitability, the potential for (or existence of) a continuing business relationship, ISO or ecological audit certification, the existence of an anti-corruption policy and the existence of a quality management system. Furthermore, as described in the Third Party Risk Policy, a compliance validation should be conducted. In no circumstances shall personal relationships be determining factors in awarding a contract. Advice or recommendations given by any Relevant Person must not be motivated by the prospect of a material or non-material advantage to that or another Relevant Person. 5.3.4 CORPORATE OPPORTUNITIES A Relevant Person may not: i. take for himself or herself opportunities that are discovered through the use of Company property, information or position; ii. use Company property, information or position for personal gain; or

CODE OF BUSINESS CONDUCT AND ETHICS Approved by Supervisory Board on 16 12 2025 Page 5 of 8 iii. compete with the Company. Relevant Persons owe a duty to the Company to advance its interests. A corporate opportunity may be described as any business opportunity for the Company which arises through or outside the activities of a person and which could benefit the Company. In case of dispute, the Corporate Governance and Nomination Committee has the responsibility to determine whether a corporate opportunity exists. The Corporate Governance and Nomination Committee may also establish procedures to arrive at its conclusion and to approve or reject, or otherwise resolve, a potential usurpation of a corporate opportunity. 6. HUMAN RIGHTS AND LABOR PRACTICES We respect and support internationally recognized human rights and are committed to fair labor practices. 6.1 ANTI-SLAVERY AND HUMAN TRAFFICKING We have zero tolerance for modern slavery and human trafficking in our operations and supply chains. We comply with relevant laws and conduct due diligence to prevent such practices. We expect the same high standards from all our business partners. 6.2 CHILD LABOR We prohibit the use of child labor in any form across our operations, supply chain, and business partnerships. Every Relevant Person and suppliers must comply with applicable international standards, including the International Labour Organization (ILO) Conventions, and local laws regarding minimum working age. 6.3 NON-DISCRIMINATION AND HARASSMENT We are committed to providing a workplace free from discrimination and harassment. Relevant Persons are expected to treat others with respect and dignity. Hence, Relevant Persons: • may not unfairly disadvantage, favour, harass or ostracize others because of race, gender, colour, nationality, descent, religion, biological sex, sexual orientation, age, physical characteristics or appearance.

CODE OF BUSINESS CONDUCT AND ETHICS Approved by Supervisory Board on 16 12 2025 Page 6 of 8 • have the right to be protected against harassment; and the obligation to allow others to feel freedom from harassment, regardless of whether one might consider his or her own behavior to be normal or acceptable and whether the harassed person has the opportunity to avoid the harassment. • are entitled to work together with colleagues in an atmosphere of safety, comfort and trust. 7. ENVIRONMENTAL STEWARDSHIP We are dedicated to environmental sustainability and strive to minimize our environmental impact. Relevant Persons are expected to adhere to environmental laws and Company policies aimed at protecting the environment. 8. HEALTH AND SAFETY We prioritize the health and safety of our employees and stakeholders. Relevant Persons must comply with health and safety regulations and report any hazards or incidents promptly. 9. PROTECTION OF COMPANY ASSETS Relevant Persons are responsible for safeguarding Company assets, including physical property, intellectual property, and confidential information. Company assets should be used responsibly and for legitimate business purposes. 10. CONFIDENTIALITY AND DATA PROTECTION We respect the privacy of individuals and protect confidential information. Relevant Persons must handle personal data in accordance with data protection laws and Company policies. Relevant Persons may have access to protected Company, client, and supplier data. Internal information obtained during employment includes non-public information about the Company's business, financial results and prospects, customers and suppliers, contracts, agreements, investments, potential corporate transactions involving the Company, and legal proceedings commenced by or against the Company. Relevant Persons are required to keep such information confidential during employment and for at least 5 years afterward, and not to use, disclose, or communicate it to third parties except when authorized by the Company or legally required. Any illegal disclosure of non-public, sensitive, or private information can harm the Company and Relevant Person. Disclosed material non-public information about the Company may violate

CODE OF BUSINESS CONDUCT AND ETHICS Approved by Supervisory Board on 16 12 2025 Page 7 of 8 insider trading laws and result in significant civil and criminal penalties for the individual, the Company, and its supervisory personnel, as set out in the Dealing Code. Contact the Company's Legal Director immediately if you suspect a leak of confidential information. With the Audit and Risk Committee Chairman, Legal Director and the CEO will tell the Supervisory Board and decide which measures to take based on the information obtained. 11. OUTSIDE DIRECTORSHIPS AND OTHER OUTSIDE ACTIVITIES Although activities outside the Company are not necessarily a conflict of interest, a conflict could arise depending upon a Relevant Person’s position within the Company and the Company’s relationship with the entity involved in such outside activity. Outside activities may also be a conflict of interest if they cause a Relevant Person, or are perceived to cause a Relevant Person, to choose between that interest and the interests of the Company. Reference is made in this respect to the Corporate Governance Charter and this policy (see sections “Conflicts of interest” and “Corporate opportunities” above). 12. CHARITABLE CONTRIBUTIONS AND FUND-MATCHING The company supports charitable initiatives that align with our values and objectives. Contributions may be made to both pre-approved and not pre-approved charities, provided they meet the company’s ‘Evaluation Criteria’. Request may be submitted to the Head of Marketing and Communication. The Head of Marketing and Communication requests for approval to Chief Financial Officer (CFO) or Chief Executive Officer (CEO). • Approval Thresholds: o Up to USD 2,500: Chief Financial Officer (CFO) o Above USD 2,500: Chief Executive Officer (CEO) Prior to approval of annual accounts in March, the CFO provides an overview of all charities and donations above 2,500 USD (annual accumulated amount per charity) to the Audit and Risk Committee for review. 13. REPORTING VIOLATIONS AND WHISTLEBLOWER PROTECTION Relevant Persons are encouraged to report any suspected violations of this Code or unethical behavior immediately to their supervisors, managers and other appropriate personnel. Alternatively, the Company provides a whistleblowing hotline through SpeakUp application available on Aboard for reporting concerns anonymously.

CODE OF BUSINESS CONDUCT AND ETHICS Approved by Supervisory Board on 16 12 2025 Page 8 of 8 14. COMPLIANCE AND MONITORING We are committed to regularly reviewing and updating this Code to ensure its effectiveness. Relevant Persons are required to participate in training and acknowledge their understanding and commitment to the Code. The Company will endeavour to be cooperative and open in its dealings with all authorities and government agencies. Relevant Persons shall inform the Company’s Legal Director immediately in the event of a request for information or questioning outside the ordinary course of business. Violations of law will not be tolerated. The Company will offer all the necessary sources of information and guidance of the Company’s Legal Director to enable violations of law to be avoided. Relevant Persons will also be afforded guidance in the event of unjustified actions by authorities. Violations may result in reprimand, claims for damages, termination of employment, or loss of office. * * *